                                                                   EXHIBIT 4.5

           FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Amendment, dated as of March 15, 1999, is made by and among DAIN RAUSCHER CORPORATION, a Delaware corporation (the "Borrower"), the banks or financial institutions listed on the signature pages hereof or which hereafter become parties to the Credit Agreement (as defined herein) by means of assignment and assumption as described in the Credit Agreement (individually referred to as a "Bank" or collectively as the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                   RECITALS

     A. The Borrower, the Banks and the Agent have entered into an Amended and Restated Credit Agreement dated as of March 20, 1998 (the "Credit Agreement").

     B. As of the date hereof, no Loans have been made to the Borrower under the Credit Agreement and no Loans will be made to the Borrower under the Credit Agreement until after the First Amendment Effective Date (defined below). Also as of the date hereof, no Letters of Credit have been issued for the account of the Borrower under the Credit Agreement and no Letters of Credit will be issued for the account of the Borrower under the Credit Agreement until after the First Amendment Effective Date.

     C. The Borrower has requested that the Termination Date be extended for three hundred and sixty-four (364) days.

     D. The Banks and the Agent are willing to grant the Borrower's request pursuant to the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

     "COMMITMENT": In the case of each Bank, the amount set forth opposite such Bank's signature on the signature page of the First Amendment (or in the relevant Assignment and Assumption Agreement for such Bank), as the same may be reduced from time to time pursuant to SECTION 4.3, or, as the context may require, the agreement of each Bank to make Loans to the Borrower and to participate in Swing Line Loans to the Borrower and to participate in Letters of Credit issued for the account of the Borrower up to such amount, subject to the terms and conditions of this Agreement."

     "FIRST AMENDMENT": That certain First Amendment to Amended and Restated Credit Agreement dated as of March 15, 1999, by and among the Borrower, the Banks and the Agent."

     "FIRST AMENDMENT EFFECTIVE DATE": The date on which the First Amendment becomes effective under paragraph 6 of the First Amendment.

     "FIRST REPLACEMENT REVOLVING NOTES": The Revolving Notes of the Borrower dated March 20, 1998, payable to the order of the Banks.

     "PERCENTAGE": As to any Bank, the percentage set forth opposite such Bank's signature on the signature page of the First Amendment (or in the relevant Assignment and Assumption Agreement for such Bank) (I.E., the proportion, expressed as percentage, that such Bank's Commitment bears to the Aggregate Commitment).

     "TERMINATION DATE": The earliest of (a) March 17, 2000, or such later date to which the Termination Date is extended pursuant to the provisions of SECTION 2.9, (b) the date on which the Commitments are terminated pursuant to SECTION 10.2 hereof or (c) the date on which the Commitments are reduced to zero pursuant to SECTION 4.3 hereof."

     2. REDUCTION OF THE COMMITMENT AND PERCENTAGE OF THE CHASE MANHATTAN BANK; RETURN OF REVOLVING NOTE PAYABLE TO THE ORDER OF THE CHASE MANHATTAN BANK. From and after the First Amendment Effective Date, the Commitment of The Chase Manhattan Bank ("Chase") shall be reduced to zero and the Percentage of Chase shall be reduced to zero percent. Promptly after the First Amendment Effective Date, Chase shall return to the Agent the Borrower's Revolving Note dated March 20, 1998, payable to the order of Chase in the principal amount of $15,000,000 marked "Cancelled". Upon receipt of such Revolving Note marked "Cancelled" from Chase, the Agent shall promptly return such Revolving Note to the Borrower.

     3. INCREASE OF COMMITMENTS AND PERCENTAGES OF THE BANKS OTHER THAN CHASE. From and after the First Amendment Effective Date, the Commitment and Percentage of each Bank other than Chase are set forth opposite the signature of such Bank on the signature page of this Amendment.

     4. REVOLVING NOTES. Section 2.5(a) of the Credit Agreement is hereby amended to read as follows:

     "(a) REVOLVING NOTES. The Revolving Loans of each Bank shall be evidenced by a promissory note of the Borrower (each a "Revolving Note" and collectively for all Banks, the "Revolving Notes"), substantially in the form of EXHIBIT A-1 hereto, in the amount of such Bank's Commitment originally in effect and dated as of the First Amendment Effective Date (or dated as of the relevant date of the Assignment and Assumption Agreement for such Bank). The Revolving Notes have been issued in replacement of, and in substitution for, but not in payment of, the First Replacement Revolving Notes which, in turn, had been issued in replacement of, and in substitution for, but not in payment of, the Original Notes. Each Bank shall enter in its respective records the amount of each Revolving Loan, the rate or rates of interest borne by its Revolving Loans and the payments made on the Revolving Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error."

     5. REMAINING EXTENSIONS OF THE TERMINATION DATE. The Borrower, the Banks and the Agent acknowledge and agree that extension of the Termination Date effected by this Amendment constitutes the first extension of the Termination Date contemplated by SECTION 2.9 of the Credit Agreement. Two
(2) further extensions of the Termination Date remain available to the Borrower pursuant to the terms and conditions of SECTION 2.9 of the Credit Agreement.

     6. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective when the Agent shall have received each of the following, each in substance and form acceptable to the Agent in its sole discretion:

     (a) This Amendment, duly executed on behalf of the Borrower, the Agent, and the Banks;

     (b) A Revolving Note payable to the order of each Bank other than Chase in the amount of such Bank's Commitment after giving effect to this First Amendment, duly executed on behalf of the Borrower.

     (c) An opinion of counsel to the Borrower; and

     (d) Such other items as the Agent shall reasonably require.

     7. DELIVERY OF REVOLVING NOTES TO BANKS OTHER THAN CHASE; RETURN OF FIRST REPLACEMENT REVOLVING NOTES BY BANKS OTHER THAN CHASE. Promptly upon the Agent's receipt of the Revolving Notes from the Borrower as contemplated by paragraph 6(b) of this Amendment, the Agent shall deliver to each Bank other than Chase its respective Revolving Note. Promptly upon each such Bank's receipt of its Revolving Note, such Bank shall return to the Agent the Borrower's First Replacement Revolving Note payable to such Bank marked "Replaced by Replacement Note". Upon receipt of each such First Replacement Revolving Note marked "Replaced by Replacement Note" from each such Bank, the Agent shall promptly return each such First Replacement Revolving Note to the Borrower.

     8.   BORROWER'S COVENANT TO ENTER INTO A RESTATED CREDIT AGREEMENT.
Upon request of the Agent and the Banks other than Chase, the Borrower shall, no later than May 31, 1999, enter into a restated credit agreement with the Agent and the Banks other than Chase which shall be identical in all material respects to the Credit Agreement, as amended by this Amendment, except that Chase will not be a party to such restated credit agreement. In connection with such restated credit agreement, the Borrower shall execute replacement revolving notes and shall provide such corporate authorization documentation, opinions of counsel and other items as shall be reasonably requested by the Agent and the Banks other than Chase.

     9. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

     10. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

     (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or
   (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

     (c) All of the representations and warranties contained in Article VII of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     11. REFERENCES TO CREDIT AGREEMENT. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment.

     12. NO WAIVER. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

     13. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     14. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the preparation of this Amendment, including without limitation all reasonable fees and disbursements of legal counsel to the Agent.

     15. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                     DAIN RAUSCHER CORPORATION

                                     By
                                        -------------------------------
                                        Title
                                              -------------------------

                                     Dain Rauscher Plaza
                                     60 South Sixth Street
                                     Minneapolis, Minnesota  55402-4422
                                     Attention:  Theodore F. Ceglia
                                     Fax:  (612) 607-8731


Commitment:                          U.S. BANK NATIONAL ASSOCIATION,
$17,500,000                          as Agent and a Bank

Percentage:  35%
                                     By
                                        -------------------------------
                                        Title
                                              -------------------------

                                     601 2nd Avenue South
                                     Minneapolis, Minnesota  55402-4302
                                     Attention:  Vice President, Financial
                                                 Services Division
                                     Fax:  (612) 973-0832

                       SIGNATURE PAGE TO FIRST AMENDMENT

Commitment:                          NORWEST BANK MINNESOTA,
$17,500,000                          NATIONAL ASSOCIATION

Percentage:  35%
                                     By
                                        -------------------------------
                                        Title
                                              -------------------------

                                     Sixth Street and Marquette Avenue
                                     Minneapolis, Minnesota  55479-0105
                                     Attention:  Vice President, Financial
                                                 Institutions Division
                                     Fax:  (612) 667-7251


Commitment:                          THE BANK OF NEW YORK
$15,000,000

Percentage:  30%
                                     By
                                        -------------------------------
                                        Title
                                              -------------------------

                                     One Wall Street
                                     First Floor
                                     New York, New York  10286
                                     Attention:  Joe Ciacciarelli
                                     Fax:  (212) 809-9375


Commitment:                          THE CHASE MANHATTAN BANK
$0

Percentage:  0%
                                     By
                                        -------------------------------
                                        Title
                                              -------------------------

                                     Broker-Dealer Division
                                     21st Floor
                                     One Chase Manhattan Plaza
                                     New York, New York 10081
                                     Attention:  Diane Leslie
                                     Fax:  (212) 552-5287
M1:468107.04

                       SIGNATURE PAGE TO FIRST AMENDMENT